Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-153818 and Form S-3 No. 333-149589) of Questar Market Resources and in the related Prospectus of our report dated February 24, 2009, with respect to the consolidated financial statements and schedule of Questar Market Resources included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/Ernst & Young, LLP

Salt Lake City, Utah

February 24, 2009